Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Company’s previously filed Registration Statements (File Numbers: 333-131314, 333-128173, 333-128875, 333-128873 and 33-11828) (i) our report dated April 21, 2006, relating to the consolidated balance sheets of Lexon, Inc. (parent company of Executive Business Channel Limited) as of December 31, 2005 and 2004 and the related consolidated profit and loss accounts, and cash flows for each of the two years in the periods ended December 31, 2005 and 2004 respectively, and (ii) our report dated June 25, 2006, relating to the consolidated balance sheets of Bingham & Bingham Limited (parent company of Button Group plc) as of December 31, 2005 and 2004 and the related consolidated profit and loss accounts, and cash flows for each of the two years in the periods ended December 31, 2005 and 2004 respectively, appearing in the Company’s Form 6-K filed on June 30, 2006 (File No. 000-21978).

/s/ BDO Stoy Hayward LLP
________________________
BDO Stoy Hayward LLP
London, England

November 14, 2006